Contact:
Brian Campbell, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports Fourth Quarter and Fiscal Year 2018 Results
June 12, 2018 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global research and education company, today announced results for the fourth quarter and fiscal year ended April 30, 2018.

FOURTH QUARTER 2018 HIGHLIGHTS
➢	Reported results (GAAP) reflected growth in Revenue (+6%), Operating Income (+18%) and EPS (+16%), driven by strong operational performance and favorable impacts from foreign currency.
➢
At constant currency, growth in Revenue (+1%), Adjusted Operating Income (+15%) and Adjusted EPS (+6%) resulted from strong performance in Research, growth in Solutions, and broader operating efficiencies.

➢
A signature milestone was achieved with the launching of Wiley Online Library, one of the largest and most authoritative collections of online research journals, books, and resources, on Wiley's industry-leading Atypon Literatum platform.

FISCAL YEAR 2018 HIGHLIGHTS
➢
Reported results (GAAP) reflected growth in Revenue (+5%), Operating Income (+16%) and EPS (+70%), driven by strong operational performance, benefits from foreign currency, and a one-time benefit from US tax reform.

➢
At constant currency, growth in Revenue (+1%), Adjusted Operating Income (+7%) and Adjusted EPS (+3%) resulted from strong performance in Research, growth in Solutions, and broader operating efficiencies, partially offset by higher taxes.

➢
Cash Provided by Operating Activities (+19% to $374 million) and Free Cash Flow less Product Development Spending (+35% to $224 million) grew as a result of earnings performance and working capital improvements.

➢	The Company's transformation to digital continues with revenue from digital products now 73% of total revenue, up from 68% in prior year.

MANAGEMENT COMMENTARY
"We are pleased with our team's performance this year, which landed us ahead of guidance, and we are energized about the future," said Brian Napack, President and CEO.  "Wiley's strong brands, publishing assets, technology platforms, market relationships and capacity to invest position us well to benefit from the ongoing transformations in research and education.  We will continue to invest in the success of our customers in critical areas such as open access publishing, researcher and student productivity, classroom-to-career pathways and workforce reskilling and upskilling.  We are also investing in business optimization and operational excellence across the organization, which will result in improved speed, agility, and effectiveness."

FINANCIAL SUMMARY
Wiley provides non-GAAP financial measures such as "Adjusted EPS," "Adjusted Operating Income," "Adjusted CTP," "Free Cash Flow less Product Development Spending," and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, provide for a more comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financials and explanations of the uses of non-GAAP measures in the supplementary information accompanying this press release.

Fourth Quarter Results

GAAP Measures Unaudited ($millions except for EPS)	Q4 2018	Q4 2017	Change	Change Constant Currency
Revenue	$477.3	$452.2	6%	1%
Operating Income	$74.8	$63.4	18%
Diluted EPS	$0.93	$0.81	16%
Non-GAAP Measures	Q4 2018	Q4 2017		Change Constant Currency
Adjusted Operating Income	$76.9	$61.7		15%
Adjusted EPS	$0.94	$0.82		6%

Wiley recorded favorable foreign currency variances in the quarter of approximately $21 million in revenue, $6 million in operating income, and $0.07 in EPS due to changes in exchange rates and functional currency gains related to calendar year 2017 journal subscriptions in the UK.

•
Revenue increased due to growth in Research (+10% reported, +5% constant currency) and Solutions (+6% reported, +2% constant currency), which more than offset a decline in Publishing (-2% reported, -5% constant currency).

o	Research growth was driven by Open Access (+59% reported, +51% constant currency) and Journal Subscriptions (+7% reported, +2% constant currency).
o
Publishing performance reflected a decline in STM and Professional Publishing (-5% reported, -10% constant currency), which more than offset growth in Educational Publishing (+5% reported, +2% constant currency) and Course Workflow/WileyPLUS (+13% reported, +12% constant currency).

o
Solutions businesses all exhibited growth with increases in Education Services (+1% reported and constant currency), Professional Assessment (+5% reported, +4% constant currency), and Corporate Learning (+15% reported, +2% at constant currency).

•
GAAP Operating Income performance reflected favorable foreign exchange (+$6 million), which offset the impact of a $2.0 million restructuring charge and a $1.7 million restructuring credit in the prior year.  Adjusted Operating Income growth was mainly due to savings from efficiency gains and higher revenue.

o	Research Contribution to Profit (CTP) grew +6% on a reported basis, but declined -2% adjusted at constant currency. Revenue growth was offset by higher royalty costs in licensed society publishing.
o	Publishing CTP declined -10% on a reported basis, -19% adjusted at constant currency due to lower revenue.
o	Solutions CTP grew +81% on a reported basis, 80% adjusted at constant currency due to higher revenue and increased operating efficiency.
o	Corporate Expenses reduced by 10% on a reported basis and 22% on an adjusted basis at constant currency largely due to the timing of charges in the prior year.
•
GAAP EPS growth primarily reflected the fourth quarter impact of favorable foreign exchange (+$0.07 per share), which offset the impact of restructuring charges in 2018 and credits in 2017 (+0.04 per share). Adjusted EPS growth was due to higher adjusted operating income.

Full Year Results

GAAP Measures Unaudited ($millions except for EPS)	FY 2018	FY 2017	Change	Change Constant Currency
Revenue	$1,796.1	$1,718.5	5%	1%
Operating Income	$239.5	$206.2	16%
Diluted EPS	$3.32	$1.95	70%
Cash Provided by Operating Activities	$373.8	$314.9	19%
Non-GAAP Measures	FY 2018	FY 2017		Change Constant Currency
Adjusted Operating Income	$271.7	$228.4		7%
Adjusted EPS	$3.43	$3.01		3%
Free Cash Flow less Product Development Spending	$223.9	$166.2		35%

Wiley recorded favorable foreign currency variances in the fiscal year of approximately $60 million in revenue, $28 million in operating income, and $0.34 in EPS due to changes in exchange rates and functional currency gains related to calendar year 2017 journal subscriptions in the UK.

•
Revenue growth was driven primarily by Research (+9% reported, +4% constant currency) and Solutions (+5% reported, +3% constant currency), which more than offset a decline in Publishing (-2% reported, -4% constant currency).

o
Research growth primarily reflected increases for Open Access (+37% reported, +34% constant currency) and Journal Subscriptions (+6% reported, flat constant currency), as well as the full-year results of Atypon, which was acquired in October 2016 (+73%, including $14 million due to full year contribution).

o
Publishing revenue performance mainly reflected market conditions, with STM and Professional Publishing down 1% on a reported basis and 3% at constant currency, and Educational Publishing down 5% on a reported basis and 6% at constant currency.

o
Solutions growth reflected increases in Education Services (+7% reported and constant currency) and Professional Assessment (+2% reported and constant currency). Corporate Learning rose 6% on a reported basis but declined 1% at constant currency.

•
GAAP Operating Income growth was mainly due to higher revenue, as well as favorable foreign exchange (+$28 million).  Adjusted Operating Income growth was primarily a result of savings from efficiency initiatives and restructuring actions, as well as higher revenue.

o	Research CTP increased 9% on a reported basis, but was flat on an adjusted constant currency basis. Revenue growth was largely offset by higher royalty costs in licensed society publishing.
o
Publishing CTP declined 1% on a reported basis but increased 2% on an adjusted constant currency basis.  The improvement mainly reflected savings from efficiency initiatives and restructuring actions, which more than offset the revenue decline.

o	Solutions CTP grew 49% on a reported basis and 56% on an adjusted constant currency basis, driven by increased operating efficiencies.
o	Corporate Expenses reduced by 2% on a reported basis and on an adjusted basis at constant currency, driven by efficiency initiatives and restructuring actions.
•
GAAP EPS growth primarily reflected the current year impact of the U.S. Tax Act (+$0.43 per share) and favorable foreign exchange (+$0.34 per share), as well as other net charges in the prior year, including an unfavorable ruling in a Germany income tax dispute ($0.85 per share) and a pension settlement ($0.09 per share).  These offset higher restructuring charges and foreign exchange losses associated with intercompany transactions in the current fiscal year. Adjusted EPS growth was due to higher adjusted operating income and lower interest expense, which more than offset favorable tax credits in the prior year of $0.12 per share.

•
Cash Provided by Operating Activities increased 19% to $374 million due to earnings performance and working capital improvements. Free Cash Flow less Product Development Spending growth (+35%) was primarily attributable to the increase in Cash Provided by Operating Activities.  Capital expenditures, including Technology, Property, and Equipment and Product development spending, rose $1 million to $150 million.

•
Shareholder Return: In June, Wiley raised its annual dividend for the 24th consecutive year.  The Company utilized $74 million of cash for dividends and $40 million for share repurchases with an average per share cost of $55.65. In the prior year, the Company utilized $72 million and $50 million for dividends and share repurchases, respectively.

FISCAL YEAR 2019 OUTLOOK

Metric ($M, except EPS)	FY18 Actual	FY19 Expectation Constant Currency
Revenue	$1,796.1	Even with prior year
Adjusted EPS	$3.43	Mid-single digit decline
Cash Provided by Operating Activities	$373.8	High-single digit decline
Capital Expenditures	$149.9	Modestly lower

•	Wiley anticipates low-single digit Revenue growth in Research and Solutions offset by a low-single digit Revenue decline in Publishing.
•	Adjusted EPS is expected to decline primarily due to increased investment in revenue growth initiatives, particularly in Research and Education Services.
•	Cash Provided by Operating Activities reflects the impact of growth investments and substantially lower gains in working capital.
•
Capital Expenditures are expected to decline modestly with the completion of the Company's headquarters transformation.  Increased investment is expected in areas of product development and business optimization.

EARNINGS CONFERENCE CALL
Scheduled for today, June 12 at 10:00 a.m. (ET).  Access the webcast on Wiley.com, at  https://www.wiley.com/en-us/investors.  U.S. callers, please dial (888) 224-1005 and enter the participant code 8850169#.  International callers, please dial (323) 994-2093 and enter the participant code 8850169#.

ABOUT WILEY
Wiley, a global research and education company, helps people and organizations develop the skills and knowledge they need to succeed. Our online scientific, technical, medical, and scholarly journals, combined with our digital learning, assessment and certification solutions help universities, academic societies, businesses, governments and individuals increase the academic and professional impact of their work. For more than 200 years, we have delivered consistent performance to our stakeholders. The Company's website can be accessed at www.wiley.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's Fiscal Year 2019 Outlook, operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2018	2017	2018	2017

Revenue	$477,253	$452,201	$1,796,103	$1,718,530
Costs and expenses:
Cost of sales	125,440	119,299	485,220	460,756
Operating and administrative expenses	262,680	258,822	994,552	988,597
Restructuring and related charges (credits)	2,035	(1,690)	28,566	13,355
Amortization of intangibles	12,265	12,348	48,230	49,669
Total Costs and Expenses	402,420	388,779	1,556,568	1,512,377

Operating Income	74,833	63,422	239,535	206,153
As a % of revenue	15.7%	14.0%	13.3%	12.0%

Interest expense	(3,251)	(3,576)	(13,274)	(16,938)
Foreign exchange transaction (losses) gains	(1,235)	(1,558)	(12,819)	421
Interest income and other (expense) income	(255)	115	489	1,480
Income Before Taxes	70,092	58,403	213,931	191,116

Provision for income taxes	16,032	11,728	21,745	77,473
Effective tax rate	22.9%	20.1%	10.2%	40.5%
Net Income	$54,060	$46,675	$192,186	$113,643
As a % of revenue	11.3%	10.3%	10.7%	6.6%

Weighted-Average Shares - Diluted	58,090	57,943	57,888	58,199

Earnings per share - Diluted	$0.93	$0.81	$3.32	$1.95

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP EPS to NON-GAAP ADJUSTED EPS - DILUTED
(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2018	2017	2018	2017

GAAP Earnings Per Share - Diluted	$0.93	$0.81	$3.32	$1.95
Adjustments:
Restructuring and related charges (credits) (A)	0.02	(0.02)	0.39	0.15
Foreign exchange (gains) losses on intercompany transactions (B)	(0.01)	-	0.15	0.01
Estimated impact of Tax Cuts and Jobs Act (C)	-	-	(0.43)	-
Pension settlement (D)	-	-	-	0.09
Unfavorable tax settlement (E)	-	0.03	-	0.85
Deferred income tax benefit on UK tax rate change (F)	-	-	-	(0.04)
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.94	$0.82	$3.43	$3.01

Notes:
(A)
Adjusted results exclude restructuring charges (credits) and other related charges associated with the Company's Restructuring and Reinvestment Program.  For the three months ended April 30, 2018 and 2017, there were charges of $2.0 million, or $0.02 per share and credits of $1.7 million, or $(0.02) per share, respectively.  For the years ended April 30, 2018 and 2017, there were charges of $28.6 million, or $0.39 per share, and charges of $13.4 million, or $0.15 per share, respectively.

(B)
In 2017, we adjusted results to exclude foreign exchange gains and losses associated with intercompany transactions.  The prior year adjusted earnings per share amounts have been recasted to conform to current year presentation. For the three months ended April 30, 2018 and 2017, there were gains of $0.9 million or $(0.01) per share and losses of $0.4 million, respectively.  For the years ended April 30, 2018 and 2017, there were losses of $10.7 million, or $0.15 per share, and losses of $1.0 million, or $0.01 per share, respectively.

(C)
In connection with the Tax Cuts and Jobs Act enacted on December 22, 2017, for the three months and year ended April 30, 2018, the Company recorded an estimated income tax provision of $0.1 million and $25.1 million, or $(0.43) per share, respectively. Given the significant complexity of the Act, anticipated guidance from the U.S. Treasury, and potential additional guidance from the SEC or the Financial Accounting Standards Board, these estimates may be adjusted within 12 months of the enactment date.

(D)
As previously disclosed and as reported in the Company's SEC filings, the Company announced a voluntary, limited-time opportunity for terminated vested employees who were participants in the U.S. defined benefit retirement plan to elect a single lump sum payment of accumulated benefits. The election period closed on August 29, 2016. The total charge including a prorata portion of the unamortized net actuarial loss was included in operating and administrative expenses and was $8.8 million, or $0.09 per share.  The aggregate amount of payments under this one time election was $28.3 million, which was paid from pension plan assets in October 2016.

(E)
As previously disclosed in the Company's SEC filings, the Company was appealing an unfavorable tax ruling in Germany related to tax benefits obtained through an increase in the tax deductible basis of certain merged German subsidiaries.  In September 2016, the German Federal Fiscal Court issued an unfavorable final judgement in Wiley's longstanding tax appeal. As a consequence, the Company reported a $49.1 million charge, or $0.85 per share, in fiscal year 2017.

(F)
As previously disclosed in the Company's SEC filings, the adjusted results for the year ended April 30, 2017 exclude deferred tax benefits of $2.6 million, or $0.04 per share, associated with tax legislation enacted in the second quarter of fiscal year 2017 in the United Kingdom that reduced the U.K. corporate income tax rates by 1 percentage point in 2020.  The benefits reflect the remeasurement of the Company's deferred tax balances from 18% to the new income tax rate of 17% effective April 1, 2020 and had no current cash tax impact.

(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The Reconciliation of US GAAP to Adjusted EPS - Diluted table may not foot due to rounding. The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

	Three Months Ended April 30,		% Change
	2018	2017	Reported	Constant Currency
Research:
Revenue
Journal Subscriptions	$178,910	$167,319	7%	2%
Open Access	13,939	8,782	59%	51%
Licensing, Reprints, Backfiles and Other	57,212	49,775	15%	8%
Total Journal Revenue	250,061	225,876	11%	5%
Publishing Technology Services (Atypon)	8,348	8,626	-3%	-3%
Total Revenue	$258,409	$234,502	10%	5%

Contribution to Profit	$83,557	$78,993	6%	-1%
Adjustments:
Restructuring charges	119	1,272
Non-GAAP Adjusted Contribution to Profit	$83,676	$80,265	4%	-2%

Publishing:
Revenue
STM and Professional Publishing	71,480	75,521	-5%	-10%
Education Publishing	35,285	33,674	5%	2%
Course Workflow (WileyPLUS)	20,549	18,178	13%	12%
Test Preparation and Certification	8,367	10,024	-17%	-18%
Licensing, Distribution, Advertising and Other	15,460	16,351	-5%	-10%
Total Revenue	$151,141	$153,748	-2%	-5%

Contribution to Profit	$27,960	$31,064	-10%	-17%
Adjustments:
Restructuring credits	(490)	-
Non-GAAP Adjusted Contribution to Profit	$27,470	$31,064	-12%	-19%

Solutions:
Revenue
Education Services (OPM)	30,815	30,443	1%	1%
Professional Assessment	17,158	16,417	5%	4%
Corporate Learning	19,730	17,091	15%	2%
Total Revenue	$67,703	$63,951	6%	2%

Contribution to Profit	$10,355	$5,725	81%	81%
Adjustments:
Restructuring charges	248	168
Non-GAAP Adjusted Contribution to Profit	$10,603	$5,893	80%	80%

Corporate Expenses:	$(47,039)	$(52,360)	-10%	-13%
Adjustments:
Restructuring charges (credits)	2,158	(3,130)
Non-GAAP Adjusted Corporate Expenses	$(44,881)	$(55,490)	-19%	-22%

Total Consolidated Revenue	$477,253	$452,201	6%	1%

Consolidated Operating Income	$74,833	$63,422	18%	9%
Adjustments:
Restructuring charges (credits)	$2,035	$(1,690)
Non-GAAP Adjusted Operating Income	$76,868	$61,732	25%	15%
As a % of revenue	16.1%	13.7%

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

	Year Ended April 30,		% Change
	2018	2017	Reported	Constant Currency
Research:
Revenue
Journal Subscriptions	$677,685	$639,720	6%	0%
Open Access	41,997	30,633	37%	34%
Licensing, Reprints, Backfiles and Other	181,806	164,070	11%	8%
Total Journal Revenue	901,488	834,423	8%	3%
Publishing Technology Services (Atypon)	32,907	19,066	73%	73%
Total Revenue	$934,395	$853,489	9%	4%

Contribution to Profit	$275,480	$252,228	9%	-1%
Adjustments:
Restructuring charges	5,257	1,949
Non-GAAP Adjusted Contribution to Profit	$280,737	$254,177	10%	0%

Publishing:
Revenue
STM and Professional Publishing	$287,315	$291,255	-1%	-3%
Education Publishing	187,178	196,343	-5%	-6%
Course Workflow (WileyPLUS)	59,475	62,348	-5%	-5%
Test Preparation and Certification	35,534	35,609	0%	0%
Licensing, Distribution, Advertising and Other	48,146	47,894	1%	-2%
Total Revenue	$617,648	$633,449	-2%	-4%

Contribution to Profit	$123,917	$125,703	-1%	-5%
Adjustments:
Restructuring charges	6,443	1,596
Publishing brand impairment charge	3,600	-
Non-GAAP Adjusted Contribution to Profit	$133,960	$127,299	5%	2%

Solutions:
Revenue
Education Services (OPM)	$119,131	$111,638	7%	7%
Professional Assessment	61,094	59,868	2%	2%
Corporate Learning	63,835	60,086	6%	-1%
Total Revenue	$244,060	$231,592	5%	3%

Contribution to Profit	$22,099	$14,822	49%	50%
Adjustments:
Restructuring charges	$3,695	$1,787
Non-GAAP Adjusted Contribution to Profit	$25,794	$16,609	55%	56%

Corporate Expenses:	$(181,961)	$(186,600)	-2%	-4%
Adjustments:
Restructuring charges	13,171	8,023
Pension settlement	-	8,842
Non-GAAP Adjusted Corporate Expenses	$(168,789)	$(169,735)	-1%	-2%

Total Consolidated Revenue	$1,796,103	$1,718,530	5%	1%

Consolidated Operating Income	$239,535	$206,153	16%	2%
Adjustments:
Restructuring charges	28,566	13,355
Publishing brand impairment charge	3,600	-
Pension settlement	-	8,842
Non-GAAP Adjusted Operating Income	$271,701	$228,350	19%	7%
As a % of revenue	15.1%	13.3%

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	April 30,	April 30,
	2018	2017

Current Assets
Cash and cash equivalents	$169,773	$58,516
Accounts receivable	212,377	188,679
Inventories	39,489	47,852
Prepaid and other current assets	58,332	64,688
Total Current Assets	479,971	359,735
Product Development Assets	78,814	80,385
Royalty Advances	37,058	28,320
Technology, Property and Equipment	289,934	243,058
Intangible Assets	848,071	828,099
Goodwill	1,019,801	982,101
Other Non-Current Assets	85,802	84,519
Total Assets	$2,839,451	$2,606,217

Current Liabilities
Accounts payable	$90,097	$76,335
Royalties payable	73,007	62,871
Deferred revenue	486,353	436,235
Accrued employment costs	116,179	98,185
Accrued income taxes	13,927	22,222
Accrued pension liability	5,598	5,776
Other accrued liabilities	89,150	86,232
Total Current Liabilities	874,311	787,856
Long-Term Debt	360,000	365,000
Accrued Pension Liability	190,301	214,597
Deferred Income Tax Liabilities	143,518	160,491
Other Long-Term Liabilities	80,764	75,136
Total Liabilities	1,648,894	1,603,080
Shareholders' Equity	1,190,557	1,003,137
Total Liabilities & Shareholders' Equity	$2,839,451	$2,606,217

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

		Year Ended
		April 30,
		2018	2017
Operating Activities:
Net income		$192,186	$113,643
Amortization of intangibles		48,230	49,669
Amortization of product development spending		41,432	40,209
Depreciation of technology, property and equipment		64,327	66,683
Non-cash charges and credits		27,696	94,364
Net change in operating assets and liabilities		(96)	(49,665)
Net Cash Provided by Operating Activities		373,775	314,903

Investing Activities:
Additions to technology, property and equipment		(114,225)	(105,058)
Product development spending		(35,654)	(43,603)
Acquisition of publication rights		(26,683)	(28,842)
Businesses acquired in purchase transactions, net of cash acquired		-	(125,924)
Proceeds from settlement of foreign exchange forward contracts		-	60,417
Net Cash Used in Investing Activities		(176,562)	(243,010)

Financing Activities:
Net debt repayments		(1,397)	(240,007)
Cash dividends		(73,542)	(71,545)
Purchase of treasury shares		(39,688)	(50,326)
Other		25,010	15,706
Net Cash Used In Financing Activities		(89,617)	(346,172)

Effects of Exchange Rate Changes on Cash		3,661	(31,011)

Change in Cash and Cash Equivalents for Period		111,257	(305,290)

Cash and Cash Equivalents - Beginning		58,516	363,806
Cash and Cash Equivalents - Ending		$169,773	$58,516

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

		Year Ended
		April 30,
		2018	2017
Net Cash Provided by Operating Activities		$373,775	$314,903
Less:	Additions to technology, property and equipment	(114,225)	(105,058)
Less:	Product development spending	(35,654)	(43,603)
Free Cash Flow less Product Development Spending		$223,896	$166,242

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management presents the following non-GAAP performance measures:
• Adjusted Earnings Per Share ("Adjusted EPS");
• Free Cash Flow less product development spending;
• Adjusted Operating Income and margin;
• Adjusted Contribution to Profit ("CTP") and margin; and
• Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and to evaluate and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial results under US GAAP.

The Company presents these non-GAAP performance  measures in addition to GAAP financial results because it believes that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons across accounting periods. The use of these non-GAAP performance measures provides a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose. For example:

•        Adjusted EPS, Adjusted Operating Profit, Adjusted Contribution to Profit provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

•        Free Cash Flow less product development spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common dividends and fund share repurchases and new acquisitions.

•        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance before the impact of foreign currency (or at "constant currency"), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.